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                                                                      EXHIBIT 16





June 30, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of CITGO Petroleum Corporation's Form 8-K dated June 25, 2003, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP